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Exhibit 10.725

NOVARTIS AG

WRITTEN CONSENT AND APPROVAL

Effective as of October 21, 2002

AMENDMENTS TO GOVERNANCE AGREEMENT AND BYLAWS

        WHEREAS, Sections 2.04 (b)(iv) and (vii) of that certain Governance Agreement dated as of November 20, 1994 between Chiron Corporation ("Chiron" or the "Company") and Novartis AG, requires the approval of a majority of the Investor Directors to amend the Bylaws of Chiron or to establish any committee of the Board of Directors of Chiron other than as provided in Section 2.03(b) (i) through (v) of the Governance Agreement;

        WHEREAS, Section 2.03(b)(vi) of the Governance Agreement provides that the Board of Directors of Chiron may establish such other committees of the Board as the Board deems necessary or desirable, provided that such committees are established in compliance with the terms of the Governance Agreement;

        WHEREAS, Section 3.11 of Chiron's Bylaws currently provides for the establishment of five committees of the Board, and the Board has deemed it appropriate and in the best interests of Chiron to amend Section 3.11 of the Bylaws and Section 2.03 (b) of the Governance Agreement to establish an additional committee of the Board called the "Executive Committee", which committee shall be established and constituted with such powers and authority in accordance with Sections 2.03(a) and (c) of the Governance Agreement;

        NOW, THEREFORE, BE IT RESOLVED, that the amendments to Section 2.03(b) of the Governance Agreement and Section 3.11 of Chiron's Bylaws in substantially the form attached hereto as Annex 1 and Annex 2, are hereby approved;

        IN CONSIDERATION OF THE FOREGOING, Novartis AG hereby approves the establishment of the Executive Committee of Chiron's Board of Directors, and corresponding amendments to the Governance Agreement with Chiron and Chiron's Bylaws, effective as of October 21, 2002.

NOVARTIS AG

By:	/s/ P. RUPPRECHT Peter Rupprecht authorized signatory

By:	/s/ BAERLOCHER Dr. U. Baerlocher

ANNEX 1

CHIRON CORPORATION
Governance Agreement Dated November 20, 1994 with Novartis AG

        Section 2.03(b) of the Governance Agreement dated November 20, 1994 with Novartis AG (the "Governance Agreement") is hereby amended, effective as of October 21, 2002, to add a new subsection, 2.03(vi) to read in its entirety, as follows:

          "(vi) an Executive Committee, consisting of four members of the Board, which shall have and shall exercise all powers of the Board of Directors in directing the management of the business and affairs of the Company, subject to applicable law and limits imposed by the Governance Agreement, the Company's Restated Certificate of Incorporation, as amended from time to time, and by action of the Board; and"

        Subsection 2.03(vi) is hereby re-designated as subsection 2.03(vii) to read in its entirety, as follows:

          "(vii) such other committees as the Board of Directors deems necessary or desirable; provided that such committees are established in compliance with the terms of this Agreement."

ANNEX 2

CHIRON CORPORATION
Bylaws, as amended

        Section 3.11 of the Bylaws of Chiron Corporation is hereby amended, effective as of October 21, 2002, to read in its entirety, as follows:

        3.11    Committees.    Section 2.03 of the Governance Agreement provides that the following committees of the Board of Directors shall be formed and administered: (i) an Audit Committee; (ii) a Nominating Committee; (iii) a Strategic Planning Committee; (iv) a Compensation Committee; (v) a Stock Option Plan Administration Committee; and (vi) an Executive Committee. Such committees of the Board of Directors shall be formed, maintained and administered in accordance with the terms of said Section 2.03 of the Governance Agreement, which provisions are incorporated herein and made a part of these Bylaws. All committees of the Board of Directors not specifically provided for in said Section 2.03 shall be constituted in accordance with Section 2.03(c) of the Governance Agreement.

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NOVARTIS AG WRITTEN CONSENT AND APPROVAL Effective as of October 21, 2002
CHIRON CORPORATION Governance Agreement Dated November 20, 1994 with Novartis AG
CHIRON CORPORATION Bylaws, as amended